FORM OF
                                    AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT


      WHEREAS, AETNA GET FUND, a Massachusetts business trust (the "Fund"), on behalf of certain of its series (the "Series"), has entered into an Administrative Services Agreement (the "Agreement") with AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation ("Aeltus"), effective May 1, 1998; and

      WHEREAS, the Fund has established new series, Series L and M; and

      WHEREAS, the Fund, on behalf of Series L and M, desires to appoint Aeltus as the administrator ("Administrator") of Series L and M;

       NOW THEREFORE, it is agreed as follows:

       1. The Fund, on behalf of Series L and M, hereby appoints Aeltus, and Aeltus hereby accepts appointment, as the Administrator, in accordance with all the terms and conditions set forth in the Agreement.

       2. Section VII of the Agreement is amended by adding the following paragraph:

           With respect to services rendered on behalf of Series L and M, the Administrator has agreed to waive fees so that each Series' total annual operating expenses do not exceed 0.75% of the average daily net assets of the Series.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the ____ day of ____________, 2000.


                                                 AELTUS INVESTMENT
                                                 MANAGEMENT, INC.
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Attest:                                                                By:
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                                                 AETNA GET FUND,
                                                 on behalf of its Series L and M


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Attest:                                                                By:
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Title:
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